Exhibit 99.7
Form 8-K
Viking Systems, Inc.
File No. 000-49636


VIKING                                   CONTACT:  Lonna J. Williams
SYSTEMS                                  Viking Systems, Inc.
                                         858-456-6608
                                         LWilliams@vikingsystems.com

                                         Robert Blodgett
                                         Townsend Inc. for Viking
                                         858-457-4888
                                         rblodgett@townsendinc.com



    Viking Systems, Inc. Appoints Dr. Robin Blackstone to Board of Directors

           Company Continues to Build Strong Board to Support Focus on
                           Surgical Suite Technologies

November 2, 2004 -- La Jolla, CA -- Viking Systems Inc. (VKSY.OB), positioning to be a market leader in integrated solutions for the digital surgical environment, today announced the appointment of Dr. Robin Blackstone, Medical Director of the Scottsdale Healthcare Bariatric Program and lead Surgeon and Director of Scottsdale Bariatric Center to its Board of Directors. Dr. Blackstone brings to Viking a substantial knowledge of both advanced laparoscopic surgical procedures and the state of the art technology used in the surgical suite. Dr. Blackstone has extensive experience in laparoscopic bariatric surgery and laparoscopic oncology procedures; both recent examples of the advancement of surgical techniques enabled by minimally invasive technologies.

Under Dr. Blackstone's direction, Scottsdale Bariatric Center is recognized as a Center of Excellence by insurance companies and large employer groups. From 1997 to 2000, she was the Chairman of the Scottsdale Healthcare Cancer Committee, leading the team to achieve designation as a cancer center by the American
College of Surgeons and acting as Cancer Liaison to the American College of Surgeons.

"As an active member of our board of directors, we are looking forward to Dr. Blackstone's progressive view of surgery and the surgical environment to help strengthen and enhance our plans for growth in the area of minimally invasive surgery," stated Thomas B. Marsh, President and Chairman of Viking Systems, Inc. "As both a highly regarded surgeon and program director, she is an ideal candidate to help us further develop our business and assist us as we consider additional business acquisitions."



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Dr.  Blackstone's  Board  appointment  follows that of Dr. Nathan Harrison's and
Ronald Walrod, CEO of JMAR Technology. Viking's key products are developed and managed by their Vision Systems Group, and are marketed for use during minimally invasive surgery (MIS) in endoscopic and laparoscopic procedures.

Dr. Blackstone received her received her Doctor of Medicine in 1988 from the University of Texas in San Antonio, and completed her General Surgery residency at the University of Colorado in 1993. Dr. Blackstone served as the Director of Women's Health Services at Natividad Medical Center in Salinas, California, where she developed a Women's Center dedicated to providing care to underprivileged patients in the Salinas Valley. She was also instrumental in obtaining grants for a wide variety of health care programs, focusing on patients without financial means. In 1996, Dr. Blackstone established her private practice in Scottsdale - specializing in Advanced Laparoscopic General Surgery and Surgical Oncology. In 1999, she began to study Weight Loss Surgery training with Dr. Kelvin Higa and Dr. Alan Wittgrove. In partnership with Scottsdale Healthcare, Dr. Blackstone built a multidisciplinary comprehensive team which began offering weight loss surgery to patients in November of 2001. In less than three years the team has performed more than 900 cases of Laparoscopic Gastric Bypass and LAP-BAND. Dr. Blackstone is a member of the ASBS, SSAT and SAGES. She serves on the Surgical Review Corporation Center Review Committee and is consultant and proctor for Ethicon Endosurgery.

About Viking Systems, Inc.

Viking Systems, Inc. is positioning to be a market leader in bringing integrated solutions to the digital surgical environment. The company is developing a portfolio of targeted medical technologies and services that serve the current and emerging needs of the digital healthcare network. The company's mission is to deliver integrated information, visualization, and control solutions to the surgical team, enhancing their capability and performance in minimally invasive surgery (MIS) and complex surgical procedures.

Viking Systems is further building its solutions portfolio through product development, targeted acquisitions. The company established the Vision Systems Group in Westborough, MA with it's proprietary 3-dimensional surgical visualization business and digital platform for surgical information delivery (Infomatix(TM)). Other acquisition targets currently include optics, digital imaging, sensors, surgical robotics, and image management products or companies. The company is headquartered in La Jolla, CA. For more information, please visit the company's website at http://www.vikingsystems.com.

Forward-Looking Statements
This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify

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forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.






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